                                                                   Exhibit 2.3



                               AGREEMENT TO MERGE

                                      AMONG

                     COMMUNITY NATIONAL BANK OF PASCO COUNTY

                       CENTERSTATE BANKS OF FLORIDA, INC.

                                       AND

                 COMMUNITY INTERIM NATIONAL BANK OF PASCO COUNTY




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                                TABLE OF CONTENTS

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ARTICLE I - THE MERGER............................................................................................2
         Section 1.1       Consummation of Merger; Closing Date...................................................2
         Section 1.2       Effect of Merger.......................................................................2
         Section 1.3       Further Assurances.....................................................................3
         Section 1.4       Directors and Officers.................................................................3
         Section 1.5       Name of Surviving Bank.................................................................3
         Section 1.6       Capitalization of Surviving Bank.......................................................3
         Section 1.7       Articles of Association and Bylaws.....................................................3
         Section 1.8       Absence of Trust Powers................................................................3

ARTICLE II - CONVERSION OF SHARES.................................................................................4
         Section 2.1       Manner of Conversion of Community National Bank Shares.................................4
         Section 2.2       Community National Bank Stock Options and Related Matters..............................4
         Section 2.3       Fractional Shares......................................................................5
         Section 2.4       Effectuating Conversion................................................................5
         Section 2.5       Laws of Escheat........................................................................6
         Section 2.6       CBF Shares.............................................................................6
         Section 2.7       CINB Shares............................................................................6

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF
                           COMMUNITY NATIONAL BANK................................................................7
         Section 3.1       Representations and Warranties of Community National Bank..............................7
                  (a)      Organization, Qualification, and Corporate Power.......................................7
                  (b)      Capitalization.........................................................................7
                  (c)      Community National Bank Subsidiaries...................................................8
                  (d)      Authorization of Transaction...........................................................8
                  (e)      Noncontravention.......................................................................8
                  (f)      Financial Statements...................................................................9
                  (g)      Undisclosed Liabilities................................................................9
                  (h)      Brokers' Fees..........................................................................9
                  (i)      Taxes.................................................................................10
                  (j)      Allowance for Loan or Credit Losses...................................................10
                  (k)      Properties; Insurance.................................................................10
                  (1)      Material Contracts....................................................................11
                  (m)      Material Contract Defaults............................................................11
                  (n)      Compliance with Laws..................................................................11
                  (o)      Employee Benefit Plans................................................................12
                  (p)      Legal Proceedings.....................................................................14
                  (q)      Absence of Certain Changes or Events..................................................14
                  (r)      Reports...............................................................................14
                  (s)      Statements True and Correct...........................................................14
                  (t)      Environmental Matters.................................................................15
                  (u)      Labor Matters.........................................................................16
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ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF CBF...............................................................16
         Section 4.1       Representations and Warranties of CBF.................................................16
                  (a)      Organization, Qualification, and Corporate Power......................................16
                  (b)      Capitalization........................................................................17
                  (c)      CBF Subsidiaries......................................................................17
                  (d)      Authorization of Transaction..........................................................17
                  (e)      Noncontravention......................................................................17
                  (f)      Statements True and Correct...........................................................18

ARTICLE V - COVENANTS AND AGREEMENTS.............................................................................18
         Section 5.1       Covenants.............................................................................18
                  (a)      Current Information...................................................................18
                  (b)      Regulatory Matters and Approvals......................................................19
                  (c)      Tax Opinion...........................................................................20
                  (d)      Conduct of Business Prior to the Effective Time of the Merger.........................20
                  (e)      Forbearance...........................................................................20
                  (f)      Issuance of Securities................................................................21
                  (g)      No Acquisitions.......................................................................22
                  (h)      Other Actions.........................................................................22
                  (i)      Government Filings....................................................................22
                  (j)      Tax-Free Reorganization Treatment.....................................................22
                  (k)      Full Access...........................................................................22
                  (1)      Notice of Material Adverse Developments...............................................22
                  (m)      Exclusivity...........................................................................23
                  (n)      Filings with the Offices..............................................................23
                  (o)      Press Releases........................................................................23
                  (p)      Agreements of Affiliates..............................................................23
                  (q)      Miscellaneous Agreements and Consents.................................................24
                  (r)      Indemnification.......................................................................24
                  (s)      Fairness Opinions.....................................................................24
                  (t)      Employee Benefit Plans................................................................25

ARTICLE VI - CONDITIONS TO THE OBLIGATIONS OF
                           COMMUNITY NATIONAL BANK AND CBF.......................................................25
         Section 6.1       Conditions to Obligation to Close.....................................................25
                  (a)      Conditions to Obligation of CBF.......................................................25
                  (b)      Conditions to Obligation of Community National Bank...................................26

ARTICLE VII - TERMINATION........................................................................................27
         Section 7.1       Termination...........................................................................27
                  (a)      Termination of Agreement..............................................................27
                  (b)      Effect of Termination.................................................................28
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ARTICLE VIII - MISCELLANEOUS.....................................................................................28
         Section 8.1       Miscellaneous.........................................................................28
                  (a)      Survival..............................................................................28
                  (b)      No Third Party Beneficiaries..........................................................28
                  (c)      Entire Agreement......................................................................29
                  (d)      Successors and Assigns................................................................29
                  (e)      Counterparts..........................................................................29
                  (f)      Headings..............................................................................29
                  (g)      Notices...............................................................................29
                  (h)      Governing Law.........................................................................30
                  (i)      Amendments and Waivers................................................................30
                  (j)      Severability..........................................................................30
                  (k)      Expenses..............................................................................30
                  (l)      Construction..........................................................................31
                  (m)      Incorporation of Exhibits and Schedules...............................................31
                  (n)      Jurisdiction and Venue................................................................31
                  (o)      Remedies Cumulative...................................................................31
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



                               AGREEMENT TO MERGE

                                      AMONG

                    COMMUNITY NATIONAL BANK OF PASCO COUNTY,

                       CENTERSTATE BANKS OF FLORIDA, INC.

                                       AND

                 COMMUNITY INTERIM NATIONAL BANK OF PASCO COUNTY

         This Agreement to Merge (the "Agreement") is dated as of the 10th day of December, 1999 by and among COMMUNITY NATIONAL BANK OF PASCO COUNTY, a national banking association ("Community National Bank") and CENTERSTATE BANKS OF FLORIDA, INC., a Florida corporation ("CBF"); to be joined in by COMMUNITY INTERIM NATIONAL BANK OF PASCO COUNTY, an interim national banking association to be organized as a wholly-owned subsidiary of CBF under the laws of the United States and to become a party to this Agreement upon its organization ("CINB"). Community National Bank, CBF and CINB are individually referred to in this Agreement as a "Party" and collectively as the "Parties."

                                   BACKGROUND

         The respective Boards of Directors of Community National Bank and CBF deem it in the best interests of Community National Bank and CBF, respectively, and of their respective shareholders, that Community National Bank and CINB merge pursuant to this Agreement in a transaction that qualifies as a reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986 (the "Internal Revenue Code") (the "Merger"), and the Boards of Directors of the Parties have approved this Agreement and the Merger, which provides for CBF to issue shares of its common stock to the shareholders of Community National Bank, as herein provided.

         This Agreement is between (A) Community National Bank, being located at 6930 Gall Boulevard, City of Zephyrhills, County of Pasco, in the State of Florida, with a capital of $7,834,175, consisting of (i) 2,434,175 shares of common stock divided into 486,835 shares of common stock, each of $5.00 par value, (ii) surplus of $2,557,000, and (iii) undivided profits of $2,843,000 as of September 30, 1999, acting pursuant to a resolution of its board of directors, adopted by the vote of a majority of its directors, pursuant to the authority given by and in accordance with the provisions of the Act of November 7, 1918, as amended (12 U.S.C. 215(a)); (B) CBF, which has been organized for purposes of serving as a bank holding company for Community National Bank and other banks; and (C) CINB, to be located at 6930 Gall Boulevard, Zephyrhills, FL 33541-2513, with a capital of $100,000, divided into 1,000 shares of common stock, each of $100 par value, surplus of $20,000, and no undivided profits, acting pursuant to a resolution to be adopted by its Board of Directors, and by the vote of a majority of its directors, pursuant to the authority given by and in accordance with the provisions of the Act of November 7, 1918, as amended (12 U.S.C. 215(a)).

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, the Parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

         Section 1.1 Consummation of Merger; Closing Date. (a) Subject to the provisions hereof, Community National Bank shall be merged with and into CINB (which has heretofore and shall hereinafter be referred to as the "Merger"), under the charter of Community National Bank, pursuant to 12 U.S.C. ss.215a of the National Bank Act, and CINB shall be the surviving corporation (sometimes hereinafter referred to as "Surviving Bank" when reference is made to it after the Effective Time of the Merger (as defined below)). The name of the Surviving Bank shall be Community National Bank of Pasco County, and the business of the Surviving Bank shall be that of a national banking association. The Merger shall become effective on the date and at the time set forth in the Certificate of Merger relating to the Merger issued by the Office of the Comptroller of the Currency (the "OCC") (such time is hereinafter referred to as the "Effective Time of the Merger"). Subject to the terms and conditions hereof, unless otherwise agreed upon by Community National Bank and CBF, the Effective Time of the Merger shall occur on the 10th business day following the later to occur of
(i) the effective date (including the expiration of any applicable waiting period) of the last required Consent (as defined below) of any Regulatory Authority (as defined below) having authority over the transactions contemplated pursuant to this Agreement, (ii) the date on which the shareholders of Community National Bank approve the transactions contemplated by this Agreement, and (iii) the date of the satisfaction or waiver of all other conditions precedent to the transactions contemplated by this Agreement. As used in this Agreement, "Consent" shall mean a consent, approval, authorization, waiver, clearance, exemption or similar affirmation by any person pursuant to any contract, permit, law, regulation or order, and "Regulatory Authorities" shall mean, collectively, the OCC, the Florida Department of Banking and Finance (the "Florida Department"), the Office of Thrift Supervision ("OTS"), the Federal Trade Commission (the "FTC"), the United States Department of Justice (the "Justice Department"), the Board of Governors of the Federal Reserve System (the "FRB"), the Federal Deposit Insurance Corporation (the "FDIC"), the National Association of Securities Dealers, Inc., all national securities exchanges and the Securities and Exchange Commission (the "SEC").

                  (b) The closing of the Merger (the "Closing") shall take place at such location as the Parties hereto shall determine at 10:00 a.m. local time on the day that the Effective Time of the Merger occurs, or such other date, time and place as the Parties may agree (the "Closing Date"). Subject to the provisions of this Agreement, at the Closing there shall be delivered to each of the Parties hereto the opinions, certificates and other documents and instruments required to be so delivered pursuant to this Agreement.

                  (c) After the Effective Time of the Merger, the business of the Surviving Bank shall be conducted at its main office which shall be located at 6930 Gall Boulevard, Zephyrhills, FL 33541-2513, and at its legally established branches.

         Section 1.2 Effect of Merger. At the Effective Time of the Merger, Community National Bank shall be merged with and into CINB, under the charter of Community National Bank, and the separate existence of Community National Bank shall cease. The Surviving Bank shall be that of a national banking association. Except as otherwise provided in this Agreement, the Surviving Bank shall have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a banking association organized under the laws of the United States and shall thereupon and thereafter possess all other privileges, immunities and franchises of a private, as well as of a public nature, of each of the constituent corporations. All property (real, personal and mixed) and all debts on whatever account, including subscriptions to shares, and all choses in action, all and every other interest, of or belonging to or due to each of the constituent corporations so merged shall


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be taken and deemed to be transferred to and vested in the Surviving Bank without further act or deed. The title to any real estate, or any interest therein, vested in any of the constituent corporations shall not revert or be in any way impaired by reason of the Merger. Except as otherwise provided in this Agreement, the Surviving Bank shall thenceforth be responsible and liable for all the liabilities and obligations of each of the constituent corporations so merged and any claim existing or action or proceeding pending by or against either of the constituent corporations may be prosecuted as if the Merger had not taken place or the Surviving Bank may be substituted in its place. Neither the rights of creditors nor any liens upon the property of any constituent corporation shall be impaired by the Merger.

         Section 1.3 Further Assurances. From and after the Effective Time of the Merger, as and when requested by the Surviving Bank, the officers and directors of Community National Bank last in office shall execute and deliver or cause to be executed and delivered in the name of Community National Bank such deeds and other instruments and take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or confirm of record or otherwise to the Surviving Bank title to and possession of all of the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Community National Bank.

         Section 1.4 Directors and Officers. From and after the Effective Time of the Merger and until their successors shall be duly elected and qualified, James H. Bingham, G. Robert Blanchard, Sr., Terry W. Donley, W. Bryan Judge, Jr., Samuel L. Lupfer, IV, J. Thomas Rocker and James H. White shall serve as the CBF Board of Directors (or, if any one or more of such Directors is unwilling or unable to serve as a Director of CBF, such substitute Director as the then remaining directors of CBF shall determine). From and after the Effective Time of the Merger and until their successors shall be duly elected and qualified, the directors and executive officers of the Surviving Bank shall consist of those individuals who were serving as directors and executive officers, respectively, of Community National Bank as of the Effective Time of the Merger. The names and addresses of the Directors and executive officers of the Surviving Bank are attached hereto as Schedule 1.4. From and after the Effective Time of the Merger and until their successors shall be duly elected and qualified: James H. White shall serve as Chairman of the Board, President and Chief Executive Officer, G. Robert Blanchard, Sr. shall serve as Vice Chairman of the Board, and George H. Carefoot shall serve as Secretary.

         Section 1.5 Name of Surviving Bank. The name of the Surviving Bank shall be Community National Bank of Pasco County.

         Section 1.6 Capitalization of Surviving Bank. As of the Effective Time of the Merger, the Surviving Bank shall have 509,900 shares of common stock, par value $5.00 per share, authorized of which 486,835 shares shall be issued and outstanding (plus shares of Community National Bank common stock issued after September 30, 1999), all of which shall be owned by CBF. The Surviving Bank shall have no other classes of capital stock authorized or outstanding. As of the Effective Time of the Merger, the capital, surplus and retained earnings of the Surviving Bank shall be as set forth on Schedule 1.6. Preferred stock shall not be issued by the Surviving Bank.

         Section 1.7 Articles of Association and Bylaws. The Articles of Association and Bylaws under which the Surviving Bank will operate are attached hereto as Schedule 1.7.

         Section 1.8 Absence of Trust Powers. The Surviving Bank shall not have trust powers.


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



                                   ARTICLE II

                              CONVERSION OF SHARES

         Section 2.1 Manner of Conversion of Community National Bank Shares. Subject to the provisions hereof, as of the Effective Time of the Merger and by virtue of the Merger and without any further action on the part of the holder of any shares of common stock of Community National Bank, par value $5.00 per share (the "Community National Bank Shares"):

                  (a) All Community National Bank Shares which are held by Community National Bank as treasury stock, if any, shall be canceled and retired and no consideration shall be paid or delivered in exchange therefor.

                  (b) Subject to the terms and conditions of this Agreement, including, without limitation, Section 2.3 hereof and except with regard to Dissenting Community National Bank Shares (as hereinafter defined), each Community National Bank Share outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive 2.02 shares of common stock of CBF, par value $.01 per share (the "CBF Shares"). The applicable amount of CBF Shares issuable in the Merger for each Community National Bank Share pursuant to this Section, as may be adjusted as provided herein, shall be hereinafter referred to as the "Conversion Ratio." The Conversion Ratio, including the number of CBF Shares issuable in the Merger, shall be subject to an appropriate adjustment in the event of any stock split, reverse stock split, dividend payable in CBF Shares, reclassification or similar distribution whereby CBF issues CBF Shares or any securities convertible into or exchangeable for CBF Shares without receiving any consideration in exchange therefor, provided that the record date of such transaction is a date after the date of this Agreement and prior to the Effective Time of the Merger.

                  (c) Each outstanding Community National Bank Share, the holder of which has perfected dissenters' rights in accordance with the provisions of the National Bank Act (the "Dissent Provisions") and has not effectively withdrawn or lost such holder's right to such appraisal (the "Dissenting Community National Bank Shares"), shall not be converted into or represent a right to receive the CBF Shares issuable in the Merger but the holder thereof shall be entitled only to such rights as are granted by the Dissent Provisions. Community National Bank shall give CBF prompt notice upon receipt by Community National Bank of any written objection to the Merger and any written demands for payment of the fair or appraised value of Community National Bank Shares, and of withdrawals of such demands, and any other instruments provided to Community National Bank pursuant to the Dissent Provisions (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"). Each Dissenting Shareholder who becomes entitled, pursuant to the Dissent Provisions, to payment of fair value of any Community National Bank Shares held by such Dissenting Shareholder shall receive payment therefor from the Surviving Bank (but only after the amount thereof shall have been agreed upon or at the times and in the amounts required by the Dissent Provisions) and all of such Dissenting Shareholder's Community National Bank Shares shall be canceled. If any Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right to demand payment of fair or appraised value, the Community National Bank Shares held by such Dissenting Shareholder shall thereupon be deemed to have been converted into the right to receive the consideration to be issued in the Merger as provided by this Agreement.

         Section 2.2 Community National Bank Stock Options and Related Matters. As of the Effective Time of the Merger, all rights with respect to the Community National Bank Shares issuable pursuant to the exercise of stock purchase options ("Community National Bank Options") granted by Community National Bank, and which are outstanding at the Effective Time of Merger shall be converted into options for CBF Shares (the "Merger Options") in compliance with any


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



restrictions contained in the plan or agreement, if any, under which such Community National Bank Options were issued. Each holder of a Community National Bank Option shall have the right to acquire as of the Effective Time of the Merger a number of CBF Shares equal to the product (rounded up to the next whole share) of (i) the number of Community National Bank Shares covered by such Community National Bank Option immediately prior to the Effective Time of the Merger and (ii) the Conversion Ratio; and the exercise price per share of the CBF Shares at which such Community National Bank Option is exercisable shall be an amount (rounded up to the next whole cent) computed by dividing (i) the exercise price per share of the Community National Bank Shares at which such Community National Bank Option is exercisable immediately prior to the Effective Time of the Merger by (ii) the Conversion Ratio.

         Section 2.3 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of Community National Bank Shares converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a CBF Share (after taking into account all certificates delivered by such holder), shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of such CBF Share, multiplied by the book value per Community National Bank Share as of the end of the calendar month immediately preceding or occurring on the Effective Time of the Merger. No such holder shall be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional share.

         Section 2.4 Effectuating Conversion. (a) CBF, or such other institution as CBF may designate, shall serve as the exchange agent (the "Exchange Agent"). The Exchange Agent may employ sub-agents in connection with performing its duties. After the Effective Time of the Merger, CBF shall cause the Exchange Agent to deliver the consideration to be paid by CBF for the Community National Bank Shares, along with the appropriate cash payment in lieu of fractional interests in CBF Shares. As promptly as practicable after the Effective Time of the Merger, the Exchange Agent shall send or cause to be sent to each former holder of record of Community National Bank Shares transmittal materials (the "Letter of Transmittal") for use in exchanging their certificates formerly representing Community National Bank Shares for the consideration provided for in this Agreement. The Letter of Transmittal shall contain instructions with respect to the surrender of certificates representing Community National Bank Shares and the receipt of the consideration contemplated by this Agreement and shall require each holder of Community National Bank Shares to transfer good and marketable title to such Community National Bank Shares to CBF, free and clear of all liens, claims and encumbrances.

                  (b) At the Effective Time of the Merger, the stock transfer books of Community National Bank shall be closed as to holders of Community National Bank Shares immediately prior to the Effective Time of the Merger and no transfer of Community National Bank Shares by any such holder shall thereafter be made or recognized and each outstanding certificate formerly representing Community National Bank Shares shall, without any action on the part of any holder thereof, no longer represent Community National Bank Shares. If, after the Effective Time of the Merger, certificates are properly presented to CBF, such certificates shall be exchanged for the consideration contemplated by this Agreement into which the Community National Bank Shares represented thereby were converted in the Merger.

                  (c) In the event that any holder of Community National Bank Shares is unable to deliver the certificate which represents such holder's Community National Bank Shares, CBF, in the absence of actual notice that any Community National Bank Shares theretofore represented by any such certificate have been acquired by a bona fide purchaser, may, in its discretion, deliver to such holder the consideration contemplated by this Agreement and the amount of cash representing fractional CBF Shares to which such holder is entitled in accordance with the provisions of this Agreement upon the presentation of all of the following:


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



                      (i) An affidavit or other evidence to the reasonable satisfaction of CBF that any such certificate has been lost, wrongfully taken or destroyed;

                      (ii) Such security or indemnity as may be reasonably requested by CBF to indemnify and hold CBF harmless; and

                      (iii) Evidence to the satisfaction of CBF that such holder is the owner of the Community National Bank Shares theretofore represented by each certificate claimed by such holder to be lost, wrongfully taken or destroyed and that such holder is the person who would be entitled to present each such certificate for exchange pursuant to this Agreement.

                  (d) In the event that the delivery of the consideration contemplated by this Agreement and the amount of cash representing fractional CBF Shares are to be made to a person other than the person in whose name any certificate representing Community National Bank Shares surrendered is registered, such certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer), with the signature(s) appropriately guaranteed, and otherwise in proper form for transfer, and the person requesting such delivery shall pay any transfer or other taxes required by reason of the delivery to a person other than the registered holder of such certificate surrendered or establish to the satisfaction of CBF that such tax has been paid or is not applicable.

                  (e) No holder of Community National Bank Shares shall be entitled to receive any dividends or distributions declared or made with respect to the CBF Shares with a record date before the Effective Time of the Merger. Neither the consideration contemplated by this Agreement, any amount of cash representing fractional CBF Shares nor any dividend or other distribution with respect to CBF Shares where the record date thereof is on or after the Effective Time of the Merger shall be paid to the holder of any unsurrendered certificate or certificates representing Community National Bank Shares as provided for by this Agreement. Subject to applicable laws, following surrender of any such certificate or certificates, there shall be paid to the holder of the certificate or certificates then representing CBF Shares issued in the Merger, without interest at the time of such surrender, the consideration contemplated by this Agreement, the amount of any cash representing fractional CBF Shares and the amount of any dividends or other distributions with respect to CBF Shares to which such holder is entitled as a holder of CBF Shares.

         Section 2.5 Laws of Escheat. If any of the consideration due or other payments to be paid or delivered to the holders of Community National Bank Shares is not paid or delivered within the time period specified by any applicable laws concerning abandoned property, escheat or similar laws, and if such failure to pay or deliver such consideration occurs or arises out of the fact that such property is not claimed by the proper owner thereof, CBF shall be entitled to dispose of any such consideration or other payments in accordance with applicable laws concerning abandoned property, escheat or similar laws. Any other provision of this Agreement notwithstanding, none of Community National Bank, CBF, CINB, the Surviving Bank, nor any other person acting on their behalf shall be liable to a holder of Community National Bank Shares for any amount paid or property delivered in good faith to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar law.

         Section 2.6 CBF Shares. The one CBF Share issued and outstanding at the Effective Time of the Merger shall be cancelled and thus shall not be outstanding after the Merger.

         Section 2.7 CINB Shares. The shares of CINB common stock, par value $100 per share, issued and outstanding at the Effective Time of the Merger shall be converted as a result of, and upon the Effective Time of the Merger, into 486,835 shares of common stock, each of $5.00 par


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



value (plus shares of Community National Bank Shares issued by Community National Bank after September 30, 1999).

                                   ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF COMMUNITY NATIONAL BANK

         Section 3.1 Representations and Warranties of Community National Bank. Community National Bank represents and warrants to CBF that the statements contained in this Article III are correct and complete as of the date of this Agreement and shall be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except (i) representations and warranties which are confined to a specified date shall speak only as of such date, (ii) as expressly contemplated by this Agreement, or (iii) as set forth in the disclosure schedule prepared by Community National Bank and delivered to CBF prior to the date of this Agreement (the "Community National Bank Disclosure Schedule"). The Community National Bank Disclosure Schedule has been arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III.

                  (a) Organization, Qualification, and Corporate Power. Community National Bank is a national banking association duly organized, validly existing, and in good standing under the laws of the United States. Community National Bank is duly authorized to engage in the business of banking in Florida as an insured bank under the Federal Deposit Insurance Act, as amended (the "FDIA"). Community National Bank is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification except where the lack of such qualification would not have a material adverse effect on its (i) business, financial condition or results of operations, or (ii) ability to consummate the transactions contemplated by this Agreement (together, its "Condition"); it being understood and agreed that, for purposes of this Agreement, a material adverse effect on the Condition of a Party shall not include a decline in results of operations resulting from any change in law, rule, regulation or GAAP which impacts banks or bank holding companies generally in a substantially similar manner. Community National Bank has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. True and complete copies of the Articles of Association and the Bylaws of Community National Bank are attached hereto as Schedule 3(a). Community National Bank has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, individually or in the aggregate, would have a material adverse effect on the Condition of Community National Bank.

                  (b) Capitalization. The authorized capital stock of Community National Bank consists of 509,900 Community National Bank Shares, of which 486,835 Community National Bank Shares are issued and outstanding on the date of this Agreement. There are no other classes of capital stock of Community National Bank authorized. Community National Bank holds no Community National Bank Shares as treasury stock. All of the issued and outstanding Community National Bank Shares have been duly authorized and are validly issued, fully paid and nonassessable. None of the outstanding Community National Bank Shares has been issued in violation of any preemptive rights of the current or past stockholders of Community National Bank. Except with respect to the 5,750 Community National Bank Shares issuable pursuant to the Community National Bank Options, there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which Community National Bank is a party or which are binding upon Community National Bank or, to the Knowledge of Community National Bank, any other party providing for the issuance, voting, transfer, disposition, or acquisition of any of the capital stock of Community National Bank. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to Community National Bank. For purposes of this Agreement, the term "Knowledge" means actual knowledge after reasonable investigation of the Chairman, President, Chief Financial Officer, Chief Accounting Officer or any Executive or Senior Vice President of such Party.

                  (c) Community National Bank Subsidiaries. Community National Bank has no Subsidiary or Subsidiaries. For purposes of this Agreement, the term "Subsidiary" means all those corporations, associations or other entities of which the entity in question owns or controls 5% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure, any such entity which owns or operates an automatic teller machine interchange network, any such entity the equity securities of which are owned or controlled in a fiduciary capacity or any such entity which is a general industry association or group.

                  (d) Authorization of Transaction. Community National Bank has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that Community National Bank cannot consummate the Merger unless and until all requisite approvals are received from the Regulatory Authorities and the approval of the shareholders of Community National Bank has been obtained. Subject to the foregoing sentence, (i) this Agreement has been duly executed and delivered by Community National Bank and this Agreement constitutes a valid and binding agreement of Community National Bank, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies, (ii) the performance by Community National Bank of its obligations under this Agreement and the consummation of the Merger and the other transactions provided for under this Agreement have been or will be duly and validly authorized by all necessary corporate action on the part of Community National Bank, and (iii) the Board of Directors of Community National Bank has approved the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions provided for under this Agreement. Other than to or from the Regulatory Authorities or to or from the Internal Revenue Service ("IRS") or the Pension Benefit Guaranty Corporation ("PBGC") with respect to any employee benefit plans, Community National Bank does not need to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the Condition of Community National Bank.

                  (e) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) subject to the receipt of the approvals contemplated in Section 3(d) above, violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which Community National Bank is subject or any provision of the Articles of Association or Bylaws of Community National Bank or
(ii) with the passing of time or the giving of notice or both, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other obligation to which Community National Bank is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets) except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the Condition of Community National Bank. For purposes of this Agreement, the term "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien, other than (a) mechanics, materialmen, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) liens arising under workers compensation, unemployment insurance, social security, retirement, and similar legislation,
(d) liens on goods in transit incurred pursuant to documentary letters of credit, (e) purchase money liens and liens securing rental payments under capital lease arrangements, and (f) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money. For purposes of this Agreement, the term "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

                  (f) Financial Statements. Community National Bank has delivered to CBF prior to the execution of this Agreement copies of the following financial statements of Community National Bank (collectively referred to herein as the "Community National Bank Financial Statements"): (i) audited balance sheets of Community National Bank at December 31, 1998 and 1997, and the related statements of (A) income, (B) shareholders' equity and (C) cash flows for the years then ended and the notes thereto as reported upon by its independent certified public accountants, and (ii) unaudited balance sheet of Community National Bank at September 30, 1999, and the related unaudited statements of (A) income and (B) shareholders' equity for the period then ended.

                      The Community National Bank Financial Statements (as of the dates thereof and for the periods covered thereby): (i) have been prepared from the books and records of Community National Bank, which in all material respects account for those transactions which in accordance with good business practices and applicable banking and other legal requirements are required to be accounted for, and (ii) present fairly in all material respects the financial position and the results of operations and cash flows of Community National Bank as of the dates and for the periods indicated, in accordance with GAAP, applied on a basis consistent with prior periods except as disclosed in the notes thereto or, in the case of unaudited quarterly statements, subject to normal recurring year-end adjustments that are not material and the absence of certain footnote and cash flow information.

                  (g) Undisclosed Liabilities. Community National Bank has no liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities for future disbursements on letters of credit, lines of credit and similar instruments or unfunded loan commitments, (ii) liabilities accrued or reserved against in the balance sheet dated as of September 30, 1999 included in the Community National Bank Financial Statements or reflected in the notes thereto, and (iii) liabilities which have arisen after September 30, 1999 in the Ordinary Course of Business or in connection with the transactions provided for in this Agreement (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of law or arose out of any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand and none of which, individually or in the aggregate, materially and adversely affect the Condition of Community National Bank). Since September 30, 1999, Community National Bank has not incurred or paid any obligation or liability which would be material to the Condition of Community National Bank, except in the Ordinary Course of Business.

                  (h) Brokers' Fees. Neither Community National Bank nor any of its officers, directors or employees, has any liability or obligation to pay any fees or commissions to, or has employed, any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

                  (i) Taxes.

                      (i) All federal, state, local and foreign tax returns required to be filed by or on behalf of Community National Bank have been timely filed or requests for extensions have been timely filed, granted and have not expired, for periods ending on or before September 30, 1999, and all such returns filed are true, complete and accurate in all material respects. Community National Bank has timely paid or caused to be paid all taxes shown to be due on such tax returns. There is no audit, examination, deficiency or refund litigation or matter in controversy with respect to any taxes currently pending involving Community National Bank. All material tax, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation have been paid, accrued or provided for.

                      (ii) Community National Bank has not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect.

                      (iii) Adequate provision for any federal, state, local or foreign taxes due or to become due for Community National Bank for any period or periods through and including September 30, 1999, has been made and is reflected on the September 30, 1999 financial statements included in the Community National Bank Financial Statements.

                      (iv) Deferred taxes of Community National Bank have been provided for in the Community National Bank Financial Statements in accordance with GAAP, subject in the case of interim financial statements to normal recurring year-end adjustments.

                      (v) All taxes which Community National Bank is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid to the proper governmental entity or are being withheld by Community National Bank, except where the failure of any of which, individually or in the aggregate, would not have a material adverse effect on the Condition of Community National Bank.

                  (j) Allowance for Loan or Credit Losses. The allowance for loan or credit losses ("Allowance") shown on the balance sheet of Community National Bank as of September 30, 1999 included in the Community National Bank Financial Statements was, and the Allowance shown on the balance sheets of Community National Bank as of dates subsequent to the execution of this Agreement will to the Knowledge of Community National Bank be, in each case as of the dates thereof, adequate to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivable) of Community National Bank and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by Community National Bank, except where the failure of the Allowance to be so adequate would not have a material adverse effect on the Condition of Community National Bank.

                  (k) Properties; Insurance. Community National Bank has good and marketable title free and clear of all material liens, encumbrances, charges, defaults or equities of whatever character to all of the properties and assets, tangible or intangible, reflected in the Community National Bank Financial Statements, except for liens disclosed in such Financial Statements, those arising in the Ordinary Course of Business after September 30, 1999 or liens which are not reasonably likely to have, individually or in the aggregate, a material adverse effect on the Condition of Community National Bank. All buildings, and all fixtures, equipment and other property and assets which are material to its business and which are held under leases or subleases by Community National Bank are held under valid instruments enforceable in accordance with their respective terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought). The real property owned and used as facilities by Community National Bank has never been used for the handling, treatment, storage or disposal of any hazardous or toxic substance as defined under any applicable state or federal law. All policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Community National Bank, and the fidelity bonds in effect as to which Community National Bank is a named insured, are described in Schedule 3(k) hereto. Substantially all of Community National Bank's equipment in regular use has been well maintained and is in good and serviceable condition, reasonable wear and tear excepted.

                  (1) Material Contracts. Neither Community National Bank nor any of its assets, businesses or operations as of the date of this Agreement is a party to, or is bound or affected by, or receives benefits under, any of the following (whether written or oral and excluding agreements for the extension of credit by Community National Bank made in the Ordinary Course of Business): (i) any employment agreement or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, or employee, including in any such person's capacity as a consultant (other than those which are terminable at will without any further amount being payable thereunder), (ii) any other agreement with any officer, director, employee, or affiliate, (iii) any agreement with any labor union, (iv) any agreement which limits the ability of Community National Bank to compete in any line of business or which involves any restriction of the geographical area in which Community National Bank may carry on its business (other than as may be required by law or applicable regulatory authorities), or (v) any agreement, contract, arrangement or commitment with annual payments aggregating $20,000 or more.

                  (m) Material Contract Defaults. Community National Bank is not in default, and has not received any written notice or has any Knowledge that any other party is in default, in any material respect under any contract, lease, sublease, license, franchise, permit, indenture, agreement, or mortgage for borrowed money, or instrument of indebtedness (except, as to the foregoing, extensions of credit by Community National Bank in the Ordinary Course of Business), and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

                  (n) Compliance with Laws.

                      (i) Community National Bank is in compliance in all respects with all laws, regulations, reporting and licensing requirements and orders applicable to its business or to its employees conducting its business, with any Regulatory Agreements (as hereinafter defined) applicable to Community National Bank, and with its internal policies and procedures, except where the breach or violation of any of which, individually or in the aggregate, would not have a material adverse effect on the Condition of Community National Bank.

                      (ii) Community National Bank has not received any written notification or communication from any Regulatory Authorities (A) asserting that Community National Bank is not in substantial compliance with any of the statutes, regulations, or ordinances which such Regulatory Authority enforces which as a result of such noncompliance would have a material adverse effect on the Condition of Community National Bank, (B) threatening to revoke any license, franchise, permit or governmental authorization which is material to the Condition of Community

National Bank, (C) requiring or threatening to require Community National Bank, or indicating that Community National Bank may be required, to enter into or be subject to a cease and desist order, agreement, memorandum of understanding or any other agreement or undertaking (or to cause its Board of Directors to adopt any resolutions) restricting or limiting or purporting to restrict or limit in any manner the operations of Community National Bank, including, without limitation, any restriction on the payment of dividends, or (D) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner the operations of Community National Bank, including, without limitation, any restriction on the payment of dividends (any such notice, communication, order, agreement, memorandum, resolutions or undertaking described in this sentence herein referred to as a "Regulatory Agreement"). Community National Bank has not consented to, entered into, agreed to enter into, or been made subject to, any Regulatory Agreement. Community National Bank has no Knowledge that any Regulatory Authority is considering imposing on Community National Bank any Regulatory Agreement.

                  (o) Employee Benefit Plans.

                      (i) The Community National Bank Disclosure Schedule lists every pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan, any other written or unwritten employee program, arrangement, agreement or understanding, whether arrived at through collective bargaining or otherwise, any medical, vision, dental or other health plan, any life insurance plan, any golden parachute or other executive compensation plan, or any other employee benefit plan or fringe benefit plan, including, without limitation, any "employee benefit plan" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Benefit Plan" or, collectively, "Benefit Plans"), currently or expected to be adopted, maintained by, sponsored in whole or in part by, or contributed to by Community National Bank or any ERISA Affiliate (as herein defined) for the benefit of its employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which any of its employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries are eligible to participate (collectively, the "Community National Bank Benefit Plans"). No Community National Bank Benefit Plan is or has been a multi-employer plan within the meaning of Section 3(37) and Section 4001(a)(3) of ERISA. For purposes of this Section 4(o), the term "ERISA Affiliate" means each trade or business (whether or not incorporated) which together with Community National Bank is treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code.

                      (ii) True, correct and complete copies of all written Community National Bank Benefit Plans and descriptions of all unwritten Community National Bank Benefit Plans listed in the Community National Bank Disclosure Schedule and all trust agreements or other funding arrangements, including insurance contracts, all amendments thereto and, where applicable, with respect to any such plans or plan amendments, all determination letters, rulings, opinion letters, information letters, or advisory opinions issued by the IRS or the United States Department of Labor after December 31, 1974, annual reports or returns, audited or unaudited financial statements, actuarial valuations, and summary annual reports for the most recent three plan years, the most recent summary plan descriptions and any material modifications thereto, have previously been delivered to CBF or will be attached to the Community National Bank Disclosure Schedule.

                      (iii) All the Community National Bank Benefit Plans and the related trusts are in material compliance with, and have been administered in material compliance with, the provisions of ERISA, the provisions of the Internal Revenue Code and all other applicable laws, rules and regulations and collective bargaining agreements. Any required governmental approvals for the Community National Bank Benefit Plans have been obtained, including, but not limited to, favorable determination letters on the qualification of the ERISA Plans and tax exemption of related trusts, as applicable, under the Internal Revenue Code, and all such governmental approvals continue in full force and effect. To the Knowledge of Community National Bank, neither Community National Bank nor any administrator or fiduciary of any Community National Bank Benefit Plan or agent or delegate of any of the foregoing has engaged in any transaction or acted or failed to act in any manner which could subject Community National Bank, CBF or any affiliate thereof to any direct or indirect liability for a breach of any fiduciary, co-fiduciary or other duty under ERISA. To the Knowledge of Community National Bank, no oral or written representation or communication with respect to any aspect of the Community National Bank Benefit Plans has been made to employees of Community National Bank prior to the Effective Time of the Merger which is not in accordance with the written or otherwise pre-existing terms and provisions of such Community National Bank Benefit Plans in effect at the time of such communication. There are no unresolved claims or disputes under the terms of, or in connection with, the Community National Bank Benefit Plans and no action, legal or otherwise, has been commenced with respect to any claim under the terms of, or in connection with, the Community National Bank Benefit Plans.

                      (iv) To the Knowledge of Community National Bank, no "party in interest" (as defined in Section 3(14) of ERISA) or "disqualified person" (as defined in Section 4975(e)(2) of the Internal Revenue Code) of any Community National Bank Benefit Plan has engaged in any "prohibited transaction" (within the meaning of Section 4975(c) of the Internal Revenue Code or Section 406 of ERISA). There has been no (A) "reportable event" (as defined in Section 4043 of ERISA), or event described in Section 4062(e) or Section 4063(a) of ERISA, or (B) termination or partial termination, withdrawal or partial withdrawal with respect to any of the ERISA Plans which: (1) Community National Bank maintains or contributes to or has maintained or contributed to or was required to maintain or contribute to for the benefit of employees of Community National Bank; or (2) which has been maintained or contributed to or was required to be maintained or contributed to by any member of a controlled group of trades or business as defined in ERISA Section 4001(a)(14) which has, since January 1, 1975, included Community National Bank.

                      (v) For any given ERISA Plan relating to Community National Bank, all assets of such plan are carried at their fair market value, to the extent required by the plan document and applicable law, and the fair market value of such plan's assets equals or exceeds the present value of all benefits (whether vested or not) accrued to date by all present or former participants in such plan. No Community National Bank Benefit Plan is subject to the rules of the PBGC.

                      (vi) As of the Effective Time, Community National Bank will not have any material current or future liability under any Community National Bank Benefit Plan that was not reflected in the Community National Bank Financial Statements.

                      (vii) No Community National Bank Benefit Plan provides for welfare benefits (as defined in ERISA Section 3(1)) to employees after retirement other than as may be required by Section 601 et seq. of ERISA.

                      (viii) Each Community National Bank Benefit Plan may be terminated by the Surviving Bank in its sole discretion on or after the Closing Date without liability of any kind or description arising from either such termination or any action attributable to the Surviving Bank.

                      (ix) The execution of, or performance of the transactions contemplated by, this Agreement will not create, accelerate or increase any obligations under the Community National Bank Benefit Plans, and will not require or cause to be payable any payment which is or would be an "excess parachute payment" under Section 28OG of the Internal Revenue Code.

                  (p) Legal Proceedings. There are no actions, suits or proceedings instituted or pending or, to the Knowledge of Community National Bank, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against Community National Bank, or against any property, asset, interest or right of Community National Bank, that have a reasonable probability either individually or in the aggregate of having a material adverse effect on the Condition of Community National Bank.

                  (q) Absence of Certain Changes or Events. Since September 30, 1999, the businesses of Community National Bank has been operated only in the ordinary course consistent with past practices and since such date there has not been, occurred or arisen: (i) any damage, destruction, loss or casualty whether or not covered by insurance which has had or is reasonably likely to have a material adverse effect on the Condition of Community National Bank; (ii) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of the Community National Bank Shares or any redemption or other acquisition of the Community National Bank Shares by Community National Bank or any split, combination or reclassification of Community National Bank Shares declared or made; (iii) any extraordinary losses required by GAAP to be disclosed as such that have been suffered and not adequately reserved against, whether or not in the Ordinary Course of Business;
(iv) any material assets mortgaged, pledged or subjected to any lien, charge or other encumbrance; (v) any agreement to do any of the foregoing; or (vi) any other event, development or condition of any character including any change in results of operations, financial condition, method of accounting or accounting practices, nature of business, or manner of conducting the business of Community National Bank that has had, or is reasonably likely to have, a material adverse effect on the Condition of Community National Bank.

                  (r) Reports. Since September 30, 1999, Community National Bank has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authority. Each such report and statement, including the financial statements, exhibits and schedules thereto, at the time of filing thereof complied in all material respects with the laws and rules and regulations applicable to it and did not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading.

                  (s) Statements True and Correct. No representation or warranty made by Community National Bank in this Agreement, no written statement or certificate included in an Exhibit or Schedule by Community National Bank in connection with this Agreement, and no written statement or certificate to be furnished by Community National Bank to CBF pursuant to this Agreement contains any untrue statement of material fact or omits to state a material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by Community National Bank for inclusion in the definitive proxy materials to be mailed to Community National Bank shareholders in connection with the Special Community National Bank Meeting (as defined in Section 5(b)(iii)), or in any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby, will at the respective time such documents are filed fail to comply in all material respects with the laws and rules and regulations applicable to Community National Bank, contain any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All documents that Community National Bank is responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

                  (t) Environmental Matters.

                      (i) To the Knowledge of Community National Bank, the Participation Facilities, and the Loan Properties (each as hereinafter defined) are, and have been, in compliance with all applicable laws, rules, regulations, standards and requirements of the United States Environmental Protection Agency ("EPA") and of state and local agencies with jurisdiction over pollution or protection of the environment, except for violations which, either individually or in the aggregate, do not or would not result in a material adverse effect on the Condition of Community National Bank.

                      (ii) To the Knowledge of Community National Bank, there is no suit, claim, action or proceeding, pending or threatened, before any court, governmental agency or board or other forum in which Community National Bank or any Participation Facility has been or, with respect to threatened proceedings, may be, named as a defendant (A) for alleged noncompliance (including by any predecessor), with any environmental law, rule or regulation or (B) relating to the release into the environment of any Hazardous Material (as hereinafter defined) or oil whether or not occurring at or on a site owned, leased or operated by Community National Bank or any Participation Facility except as would not, either individually or in the aggregate, result in a material adverse effect on the Condition of Community National Bank.

                      (iii) To the Knowledge of Community National Bank, there is no suit, claim, action or proceeding, pending or threatened, before any court, governmental agency or board or other forum in which any Loan Property has been or, with respect to threatened proceedings, may be, named as a defendant (A) for alleged noncompliance (including by any predecessor) with any environmental law, rule or regulation or (B) relating to the release into the environment of any Hazardous Material or oil whether or not occurring at or on a site owned, leased or operated by a Loan Property, except where such noncompliance or release does not or would not result, either individually or in the aggregate, in a material adverse effect on the Condition of Community National Bank.

                      (iv) To the Knowledge of Community National Bank, there is no reasonable basis for any suit, claim, action or proceeding as described in subsection (ii) or (iii) of this Section 3(t) except as would not, individually or in the aggregate, have a material adverse effect on the Condition of Community National Bank.

                      (v) During the period of (A) Community National Bank's ownership or operation of any of its current properties, (B) Community National Bank's participation in the management of any Participation Facilities, or (C) Community National Bank's holding of a Security Interest in a Loan Property, to the Knowledge of Community National Bank, there has been no release of Hazardous Material or oil in, on, under or affecting such properties, except where such release does not or would not result, either individually or in the aggregate, in a material adverse effect on the Condition of Community National Bank. Prior to the period of (A) Community National Bank's ownership or operation of any of its current properties, (B) Community National Bank's participation in the management of any Participation Facility, or (C) Community National Bank holding of a Security Interest in a Loan Property, to the Knowledge of Community National Bank, there was no release of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except where such release does not or would not result, either individually or in the aggregate, in a material adverse effect on the condition of Community National Bank.

                      (vi) The following definitions apply for purposes of this
Section 3(t): (A) "Loan Property" means any real property in which Community National Bank holds a Security

Interest and, where required by the context, said term means the owner or operator of such property; (B) "Participation Facility" means any facility in which Community National Bank participates in the management and where required by the context, said term means the owner or operator of such property; and (C) "Hazardous Material" means any pollutant, contaminant, or hazardous substance under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss.9601 et seq. or any similar state law.

                  (u) Labor Matters. Community National Bank is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any material proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike or other labor dispute involving it pending or, to its Knowledge, threatened, any of which would have, individually or in the aggregate, a material adverse effect on the Condition of Community National Bank.

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF CBF

         Section 4.1 Representations and Warranties of CBF. CBF represents and warrants to Community National Bank that the statements contained in this
Article IV are correct and complete as of the date of this Agreement and shall be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except (i) representations and warranties which are confined to a specified date shall speak only as of such date, (ii) as expressly contemplated by this Agreement, or (iii) as set forth in the disclosure schedule prepared by CBF and delivered to Community National Bank prior to the date of this Agreement (the "CBF Disclosure Schedule"). The CBF Disclosure Schedule has been arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV.

                  (a) Organization, Qualification, and Corporate Power. CBF is a corporation duly organized, validly existing, and in good standing under the laws of Florida. CBF is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification except where the lack of such qualification would not have a material adverse effect on its Condition. CBF has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. True and complete copies of the Articles of Incorporation and the Bylaws of CBF are attached hereto as Schedule 4(a). CBF has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, individually or in the aggregate, would have a material adverse effect on the Condition of CBF on a consolidated basis.

                      As of the Effective Time of the Merger, CINB (i) will be an interim national banking association duly organized, validly existing and in good standing under the laws of the United States (ii) will have the corporate power and authority to own or lease all of its properties and assets and to carry on its business as proposed to be conducted pursuant to this Agreement, and (iii) will be licensed or qualified to do business in each jurisdiction which the nature of the business conducted or to be conducted by CINB, or the character or location or the properties and assets owned or leased by CINB, make such licensing or qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a material adverse effect on the Condition of CBF on a consolidated basis. CINB, as of the Effective Time of the Merger, will have in effect all federal, state, local and foreign governmental, regulatory or other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as proposed to be conducted, the absence of which, either individually or in the aggregate, would have a material adverse effect on the Condition of CBF on a consolidated basis.

                  (b) Capitalization. The authorized capital stock of CBF consists of (i) 20,000,000 CBF Shares, of which one CBF Share is issued and outstanding on the date of this Agreement, and (ii) 5,000,000 shares of preferred stock, $.01 par value, none of which are issued and outstanding on the date of this Agreement. There are no other classes of capital stock of CBF authorized. CBF holds no CBF Shares as treasury stock. All of the issued and outstanding CBF Shares have been duly authorized and are validly issued, fully paid and nonassessable. None of the outstanding CBF Shares has been issued in violation of any preemptive rights of the current or past stockholders of CBF. There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which CBF is a party or which are binding upon CBF or, to the Knowledge of CBF, any other party providing for the issuance, voting, transfer, disposition, or acquisition of any of the capital stock of CBF. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to CBF.

                  (c) CBF Subsidiaries. Except for CINB (and other interim banking associations organized to facilitate consummation of the merger referred to in Sections 6(a)(xiii) and 6(b)(xi)), which at the Effective Time of the Merger will be organized as a wholly-owned subsidiary of CBF, CBF has no Subsidiary or Subsidiaries.

                  (d) Authorization of Transaction. CBF has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that CBF cannot consummate the Merger unless and until all requisite approvals are received from the Regulatory Authorities. Subject to the foregoing sentence, (i) this Agreement has been duly executed and delivered by CBF and this Agreement constitutes a valid and binding agreement of CBF, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies, (ii) the performance by CBF of its obligations under this Agreement and the consummation of the Merger and the other transactions provided for under this Agreement have been or will be duly and validly authorized by all necessary corporate action on the part of CBF, and (iii) the Board of Directors of CBF has approved the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions provided for under this Agreement. Other than to or from the Regulatory Authorities or to or from the IRS or the PBGC with respect to any employee benefit plans, CBF does not need to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the Condition of CBF on a consolidated basis.

                  (e) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) subject to the receipt of the approvals contemplated in Section 4(d) above, violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which CBF is subject or any provision of the Articles of Incorporation or Bylaws of CBF or (ii) with the passing of time or the giving of notice or both, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other obligation to which CBF is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets) except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the Condition of CBF on a consolidated basis.

                  (f) Statements True and Correct. No representation or warranty made by CBF in this Agreement, no written statement or certificate included in an Exhibit or Schedule by CBF in connection with this Agreement, and no written statement or certificate to be furnished by CBF to Community National Bank pursuant to this Agreement contains any untrue statement of material fact or omits to state a material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by CBF for inclusion in the definitive proxy materials to be mailed to Community National Bank shareholders in connection with the Special Community National Bank Meeting (as defined in Section 5(b)(iii)), or in any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby, will at the respective time such documents are filed fail to comply in all material respects with the laws and rules and regulations applicable to CBF, contain any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All documents that CBF is responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

                                    ARTICLE V

                            COVENANTS AND AGREEMENTS

         Section 5.1 Covenants. Except as otherwise set forth in the Disclosure Schedules, the Parties agree as follows with respect to the period from and after the execution of this Agreement until the earlier of the consummation of the transactions contemplated by this Agreement or the termination of this
Agreement:

                  (a) Current Information. During the period from the date of this Agreement to the Effective Time of the Merger, each Party shall, and shall cause its representatives to, confer on a regular and frequent basis with representatives of the other. Within twenty (20) days after the end of each calendar month beginning after the date of this Agreement, each of Community National Bank and CBF shall deliver to the other copies of their respective unaudited balance sheets and statements of income, and any other financial or statistical information submitted by management to the Board of Directors of Community National Bank or CBF (other than information provided to a Board of Directors specifically in connection with its consideration of the Merger, this Agreement, and the transactions contemplated hereby) for or in the preceding fiscal month. All such financial statements shall be prepared in accordance with the books and records of such Party, shall be complete and accurate in all material respects, shall present fairly the financial position and the results of operations of that Party as of and for the periods indicated, and shall be prepared in accordance with GAAP, subject to normal recurring year-end adjustments and the absence of certain footnote information in the unaudited statements.

                  (b) Regulatory Matters and Approvals.

                      (i) Bank Regulatory Matters. CBF and Community National Bank shall cause to be promptly prepared and filed with the FRB, the FDIC, and the OCC, applications for their approval of the Merger and with any other Regulatory Authority having jurisdiction any other applications for approvals or Consents which may be necessary for the consummation of the Merger. The Parties shall provide copies of all such applications and notices to the others for review prior to submission or filing with the appropriate Regulatory Authorities. Each Party agrees to promptly review and provide any comments on such applications and notices to the others. Each Party shall use its best efforts to take or cause to be taken all actions necessary for such applications and notices to be approved and shall provide the others with copies of all correspondence and notices to or from such agencies concerning such applications and notices. No Consent obtained which is necessary to consummate the transactions contemplated by this Agreement shall be conditioned or restricted in a manner which in the reasonable judgment of a Party would (A) unduly impair or restrict the operations, or would have a material adverse effect on the Condition, of CBF or the Surviving Bank, or (B) render consummation of the Merger unduly burdensome; provided, that such Party has used its reasonable efforts (it being understood that such reasonable efforts shall not include the threatening or commencement of any litigation) to cause such conditions or restrictions to be removed or modified as appropriate.

                      (ii) Definitive Proxy Materials. Community National Bank shall prepare a proxy statement which shall consist of the Community National Bank definitive proxy materials relating to the Special Community National Bank Meeting (the "Proxy Statement"). The Proxy Statement shall contain the affirmative recommendation of the Board of Directors of Community National Bank in favor of the adoption of this Agreement and the approval of the Merger. CBF shall provide to Community National Bank such information and assistance in connection with the preparation of the Proxy Statement as Community National Bank may reasonably request. Community National Bank shall not be liable for any untrue statement of a material fact or omission to state a material fact in the Proxy Statement made in reliance upon, or in conformity with, information furnished to Community National Bank by CBF for use therein. In connection with the Special Community National Bank Meeting, the Parties shall file the proxy statement with such Regulatory Agencies as may be required by law in order for such materials to be furnished to Community National Bank shareholders in connection with such meeting.

                      (iii) Shareholder Approvals. Community National Bank shall call a special meeting of its shareholders (the "Special Community National Bank Meeting") and mail to them the Proxy Statement (as soon as reasonably practicable following a determination by Community National Bank and CBF that such special meeting should be called) in order that Community National Bank shareholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with applicable law. CBF, as sole shareholder of CINB, agrees to vote in favor of adoption of this Agreement and approval of the Merger.

                      (iv) Securities Act Matters. CBF will prepare and file with the SEC a Registration Statement under the Securities Act in connection with the CBF Shares to be issued to Community National Bank shareholders in the Merger. Community National Bank and CBF shall each promptly furnish all information concerning it and the holders of its outstanding shares as the other may reasonably request from time to time in connection with the preparation of the Registration Statement. The Parties shall use their reasonable efforts to cause the Registration Statement to become effective under the Securities Act as soon as reasonably practicable after the filing thereof and to take any action required to be taken under applicable state, Blue Sky or securities laws in connection with the issuance of the CBF Shares upon consummation of the Merger.

                      (v) Other Governmental Matters. Subject to the last sentence of Section 5(b)(i), each of the Parties shall take any additional action that may be necessary, proper, or advisable in connection with any other notice to, filings with, and authorizations, consents, and approvals of governments and governmental agencies that it may be required to give, make or obtain in connection with the transactions contemplated by this Agreement.

                  (c) Tax Opinion. On or before the date the Proxy Statement is mailed to Community National Bank shareholders, Community National Bank and CBF shall each use all reasonable efforts to obtain a written opinion from an accounting or law firm selected by Community National Bank and CBF, to the effect that the exchange of Community National Bank Shares, to the extent exchanged for CBF Shares as contemplated herein, shall not give rise to gain or loss to the holders of such Community National Bank Shares, or gain or loss to CBF with respect to such exchange (except to the extent of any cash paid in lieu of fractional shares), and accordingly, the Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code (the "Tax Opinion"). The Tax Opinion shall be reasonably satisfactory to each of Community National Bank and CBF in form and substance.

                  (d) Conduct of Business Prior to the Effective Time of the Merger. During the period from the date of this Agreement to the Effective Time of the Merger, except as set forth in the Community National Bank or CBF Disclosure Schedules, or with the prior written consent of the other Parties, or as expressly contemplated or permitted by this Agreement, each of Community National Bank and CBF shall (i) conduct its business in, and only in, the usual, regular and ordinary course consistent with past practices, (ii) use its reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its officers and key employees, and (iii) take no action which would materially adversely affect or delay the ability of any Party to obtain any necessary approvals of any Regulatory Authority or other governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement.

                  (e) Forbearance. During the period from the date of this Agreement to the Effective Time of the Merger, except as set forth in the Community National Bank or CBF Disclosure Schedules, or except as expressly contemplated or permitted by this Agreement, no Party shall, or permit its Subsidiaries to, without the prior written consent of the other Parties:

                      (i) Other than in the Ordinary Course of Business, incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness; it being understood and agreed that incurrence of indebtedness in the Ordinary Course of Business shall include, without limitation, the creation of deposit liabilities, purchases of federal funds, sales of certificates of deposit and entering into repurchase agreements), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance other than in the Ordinary Course of Business;

                      (ii) Adjust, split, combine or reclassify any capital stock; make, declare or pay any dividend (except in accordance with past practice) or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or, grant any stock options or stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock;

                      (iii) Sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity, or cancel, release or assign any material indebtedness to any such person or any claims held by any such person, except (A) in the Ordinary Course of Business, or (B) as set forth in a Disclosure Schedule pursuant to contracts or agreements in force at the date of this Agreement;

                      (iv) Except for transactions in the Ordinary Course of Business, make any material investment in, either by purchase of stock or securities, contributions to capital, property transfers, or purchase of property or assets, any other individual, corporation or other entity;

                      (v) Except for transactions in the Ordinary Course of Business, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms;

                      (vi) Increase in any material manner the compensation or fringe benefits of any of its employees or pay any bonus or pension or retirement allowance not required by any existing plan or agreement to any such employees, or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee, other than in the Ordinary Course of Business (except that Community National Bank may amend the stock option plans pursuant to which the Community National Bank Options were issued to provide that the Community National Bank Options shall not terminate as a result of the Merger); with the understanding that entering into any new employment contracts, or renewing or amending any existing employment contracts, shall be deemed outside the Ordinary Course of Business;

                      (vii) Amend its Articles of Incorporation, Articles of Association, or its bylaws;

                      (viii) Enter into any new line of business;

                      (ix) Change its lending, investment, asset/liability management or other material banking policies in any respect which is material, including without limitation, policies and procedures relating to calculating and funding the Allowance;

                      (x) Incur or commit to any capital expenditure or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities incurred or committed to in the Ordinary Course of Business;

                      (xi) Change its methods of accounting in effect at December 31, 1998, except as required by generally accepted accounting principles, or its fiscal year; or

                      (xii) Agree to, or make any commitment to, take any of the actions prohibited by this Section 5(e).

                  (f) Issuance of Securities. Except as set forth in a Disclosure Schedule or as contemplated by this Agreement, no Party shall or shall permit any of its Subsidiaries to issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any voting debt or any securities convertible into or exercisable for or any rights, warrants or options to acquire, any such shares or voting debt, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Community National Bank Shares, pursuant to outstanding Community National Bank Options, in each case as in effect on the date of this Agreement and in each case in accordance with their present terms; (ii) the issuance of CBF Shares pursuant to outstanding CBF Options or CBF Warrants, in each case as in effect on the date of this Agreement and in each case in accordance with their present terms; (iii) issuances by a

Subsidiary of its capital stock to its parent; and (iv) the issuance by a Party of any shares of its capital stock in a transaction approved by the Parties pursuant to Section 5(g).

                  (g) No Acquisitions. Other than acquisitions which may be mutually agreed upon in writing by the Parties, no Party shall or shall permit any of its Subsidiaries to acquire or agree to acquire, by merging or consolidation with or by purchasing a substantial equity interest in, or by purchasing a substantial portion of the assets, or assuming a substantial portion of the liabilities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets in each case which are material, individually or in the aggregate, to such Party and its Subsidiaries taken as a whole; provided, however, that the foregoing shall not prohibit (i) internal reorganizations, consolidations or dissolutions involving only existing Subsidiaries, (ii) foreclosure and other acquisitions related to previously contracted debt, in each case in the Ordinary Course of Business,
(iii) acquisitions of control by Community National Bank in its fiduciary capacity, (iv) investments made by small business investment corporations, acquisitions of financial assets and merchant banking activities, in each case in the Ordinary Course of Business, or (v) the creation of new Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement.

                  (h) Other Actions. No Party shall or shall permit any of its Subsidiaries to take any action that, or fail to take any action the failure of which, results in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions set forth in this Agreement not being satisfied or in a violation of any provision of this Agreement which would adversely affect the ability of any of them to obtain any of the Regulatory Approvals, except in every case as may be required by applicable law.

                  (i) Government Filings. Each Party shall file all reports, applications and other documents required to be filed with the appropriate bank regulators between the date hereof and the Effective Time of the Merger and shall make available to the other Party copies of all such reports promptly after the same are filed.

                  (j) Tax-Free Reorganization Treatment. No Party shall take or cause to be taken any action, whether before or after the Effective Time of the Merger, which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

                  (k) Full Access. Each Party shall and shall cause each of its Subsidiaries to permit representatives of the others to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of such Party and its Subsidiaries, to all premises, properties, books, records, contracts, tax records, and documents of or pertaining to each of such Party and its Subsidiaries. Each Party agrees to furnish any other Party and its advisers with such financial operating data and other information with respect to its business, properties and employees as such Party shall, from time to time, reasonably request. No investigation by a Party shall affect the representations and warranties of any other Party to this Agreement, and each such representation and warranty shall survive any such investigation.

                  (1) Notice of Material Adverse Developments. Each Party shall give prompt written notice to the other Parties of any material adverse effect on its Condition, or any material adverse development affecting the assets, liabilities, business, financial condition, operations, results of operations, or future prospects of such Party and its Subsidiaries taken as a whole, including without limitation (i) any material change in its business or operations, (ii) any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Regulatory Authority, (iii) the institution or the threat of material litigation involving such Party, or (iv) any event or condition that might be reasonably expected to cause any of such Party's representations and warranties set forth herein not to be true and correct in all material respects as of the Closing Date. Each Party shall also give prompt written notice to the other Parties of any other material adverse development affecting the ability of such Party to consummate the transactions contemplated by this Agreement. Any such notices shall be accompanied by copies of any and all pertinent documents, correspondence and similar papers relevant to a complete understanding of such material adverse development, which shall be promptly updated as necessary. CBF shall have 20 business days after Community National Bank gives any written notice pursuant to this Section 5(l) within which to exercise any right CBF may have to terminate this Agreement pursuant to
Section 7(a)(iv) below by reason of the material adverse development, and Community National Bank likewise shall have 20 business days after CBF gives any written notice pursuant to this Section 5(l) within which to exercise any right Community National Bank may have to terminate this Agreement pursuant to Section 7(a)(iii) below by reason of the material adverse development. Unless one of the Parties terminates this Agreement within the aforementioned period, the written notice of a material development shall be deemed to have amended the Disclosure Schedule, to have qualified the representations and warranties contained herein, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the material adverse development.

                  (m) Exclusivity. Except as specifically permitted or contemplated by this Agreement, the Parties shall not (and shall not cause or permit any of their Subsidiaries to) solicit, initiate, encourage, entertain, consider, or participate in the negotiation, discussion or submission of any proposal or offer from any person (other than a Party) relating to any (i) liquidation, dissolution, or recapitalization, (ii) merger or consolidation,
(iii) acquisition or purchase of 25% or more of securities or assets, or (iv) similar transaction or business combination involving any of the Parties and/or its Subsidiaries, or their respective assets (the foregoing transactions referred to in subclauses (i) through (iv), inclusive, are referred to in this Agreement as an "Acquisition Proposal"); provided, however, that each Party shall be entitled to entertain, consider, and participate in negotiations and discussions regarding, and furnish any information with respect to, any effort or attempt by any person to do or seek to do any of the foregoing to the extent that the Board of Directors of such Party determines in good faith, based upon the written advice of its legal counsel, that the failure to so consider or participate in such negotiations or discussions would be inconsistent with the fiduciary obligations of the directors of such Party to the shareholders of such Party. The Party shall give all of the other Parties prompt notice of any such negotiations and discussions. Each Party shall notify others immediately if any person (other than a Party) makes any proposal, offer, inquiry, or contact with respect to any Acquisition Proposal.

                  (n) Filings with the Offices. Upon the terms and subject to the conditions of this Agreement, the Parties shall execute and file any and all documents in connection with the Merger for filing with any Federal and state offices.

                  (o) Press Releases. Each Party shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement, the Merger or any other transaction contemplated hereby; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation.

                  (p) Agreements of Affiliates. Community National Bank shall deliver to CBF a letter identifying all persons whom Community National Bank believes to be, at the time the Merger is submitted to a vote of the Community National Bank shareholders, "affiliates" of Community National Bank for purposes of Rule 145 under the Securities Act. Community National Bank shall use its best efforts to cause each person who is identified as an "affiliate" in the letter referred to above to deliver to CBF prior to the Effective Time of the Merger a written agreement providing that each such person shall agree not to sell, transfer or otherwise dispose of the CBF

Shares to be received by such person in the Merger, except in compliance with the applicable provisions of the Securities Act and until such time as the financial results covering at least 30 days of combined operations of CBF and Community National Bank have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. Prior to the Effective Time of the Merger, Community National Bank shall amend and supplement such letter and use its reasonable best efforts to cause each additional person who is identified as an "affiliate" to execute a written agreement as set forth in this Section 5(p).

                  (q) Miscellaneous Agreements and Consents. Subject to the terms and conditions of this Agreement, each of the Parties hereto agrees to use its respective best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as reasonably practicable, including, without limitation, using their respective reasonable best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the Parties to consummate the transactions contemplated hereby. Each Party shall, and shall cause each of their respective Subsidiaries to, use their reasonable best efforts to obtain all approvals and Consents of all third parties and Regulatory Authorities necessary or, in the reasonable opinion of any Party, desirable for the consummation of the transactions contemplated by this Agreement. No Consent obtained which is necessary to consummate the transactions contemplated by this Agreement shall be conditioned or restricted in a manner which in the reasonable judgment of a Party would (A) unduly impair or restrict the operations, or would have a material adverse effect on the Condition, of CBF or the Surviving Bank, or (B) render consummation of the Merger unduly burdensome; provided, that such Party has used its reasonable efforts (it being understood that such reasonable efforts shall not include the threatening or commencement of any litigation) to cause such conditions or restrictions to be removed or modified as appropriate.

                  (r) Indemnification.

                      (i) After the Effective Time of the Merger, CBF shall cause the Surviving Bank to indemnify, defend and hold harmless the present and former officers, directors, employees and agents of Community National Bank (each, an "Indemnified Party") after the Effective Time of the Merger against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Time of the Merger (including, without limitation, the transactions contemplated by this Agreement) to the full extent then permitted under, and in accordance with the terms and conditions of, the Florida Business Corporation Act and by the Articles of Association and Bylaws of Community National Bank as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any action or suit. CBF shall cause the Surviving Bank to apply such rights of indemnification in good faith and to the fullest extent permitted by applicable law.

                      (ii) If the Surviving Bank or any of its successors or assigns (A) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (B) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, CBF shall cause the Surviving Bank to cause proper provision to be made so that the successors and assigns of the Surviving Bank shall assume the obligations set forth in this Section 5(r).

                  (s) Fairness Opinions. On or before 10 days prior to the date of the Proxy Statement, (i) Community National Bank shall use all reasonable efforts to obtain an opinion from a firm selected by it that the terms of the Merger are fair to Community National Bank shareholders from a financial point of view (the "Community National Bank Fairness Opinion"), and (ii) CBF shall have the right to obtain an opinion from a firm selected by it that the terms of the Merger are fair to CBF shareholders from a financial point of view (the "CBF Fairness Opinion").

                  (t) Employee Benefit Plans. Community National Bank and CBF shall use their best efforts to coordinate the conversion of each Community National Bank Benefit Plan into similar plans of the Surviving Bank, to the extent similar plans are maintained by the Surviving Bank, and to make available for eligibility for Community National Bank employees all benefit plans and policies maintained by the Surviving Bank following the Effective Time of the Merger with such employees receiving credit for past service with a Party prior to the Effective Time of the Merger for purposes of eligibility for participation, vesting, and years of service, under such benefit plans and policies.

                                   ARTICLE VI

                        CONDITIONS TO THE OBLIGATIONS OF
                         COMMUNITY NATIONAL BANK AND CBF

         Section 6.1 Conditions to Obligation to Close.

                  (a) Conditions to Obligation of CBF. The obligation of CBF to consummate the transactions to be performed by it in connection with the Closing are subject to satisfaction of the following conditions:

                      (i) This Agreement and the Merger shall have received the requisite approval of the shareholders of Community National Bank and the number of Dissenting Community National Bank Shares shall not exceed 5% of the number of Community National Bank Shares issued and outstanding immediately prior to the Effective Time of the Merger;

                      (ii) The Parties shall have procured all approvals, authorizations and Consents specified in Section 5(b) above and the Disclosure Schedules, including but not limited to all necessary consents, authorizations and approvals of Regulatory Authorities which, with respect to those from the Regulatory Authorities, shall not contain provisions which (A) unduly impair or restrict the operations, or would have a material adverse effect on the Condition, of CBF or the Surviving Bank, or (B) render consummation of the Merger unduly burdensome, in each case as determined in the reasonable discretion of CBF;

                      (iii) The representations and warranties set forth in
Article III above shall be true and correct in all material respects at and as of the Closing Date;

                      (iv) Community National Bank shall have performed and complied in all material respects with all its covenants required to be complied with hereunder through the Closing;

                      (v) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge could (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right after the Effective Time of the Merger of the Surviving Bank to own, operate, or control substantially all of the assets and operations of Community National Bank and/or CBF to own, operate, or control substantially all of the assets and operations of the Surviving Bank (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

                      (vi) The shareholders' equity of Community National Bank on the last day of the calendar month immediately preceding the Closing Date, as determined in accordance with GAAP before any adjustments required pursuant to Statement of Financial Accounting Standards No. 115 ("FAS 115"), shall not be less than the amount set forth in the September 30, 1999 Community National Bank Financial Statements;

                      (vii) Community National Bank shall have delivered to CBF a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified above in Section 6(a)(i) through (vi) is satisfied in all respects;

                      (viii) All actions to be taken by Community National Bank in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to CBF;

                      (ix) CBF shall have received the Tax Opinion in a form reasonably satisfactory to CBF;

                      (x) CBF shall have received the CBF Fairness Opinion;

                      (xi) CBF shall have received a letter, dated as of the Effective Time of the Merger, from an accounting firm selected by CBF and Community National Bank to the effect that the Merger will qualify for pooling-of-interests accounting treatment if closed and consummated in accordance with this Agreement; and

                      (xii) CBF shall close simultaneously with the Effective Time of the Merger the acquisitions by CBF of First National Bank of Polk County and First National Bank of Osceola County.

         CBF may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

                  (b) Conditions to Obligation of Community National Bank. The obligations of Community National Bank to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                      (i) This Agreement and the Merger shall have received the requisite approval of the shareholders of Community National Bank and the number of Dissenting Community National Bank Shares shall not exceed 5% of the number of Community National Bank Shares issued and outstanding immediately prior to the Effective Time of the Merger;

                      (ii) The Parties shall have procured all of the third party approvals, authorizations and consents specified in Section 5(b) above, and the Disclosure Schedules, including but not limited to all necessary consents, authorizations and approvals of Regulatory Authorities which, with respect to those from the Regulatory Authorities, shall not contain provisions which (A) unduly impair or restrict the operations, or would have a material adverse effect on the Condition, of CBF or the Surviving Bank, or (B) render consummation of the Merger unduly burdensome, in each case as determined in the reasonable discretion of Community National Bank;

                      (iii) The representations and warranties set forth in
Article IV above shall be true and correct in all material respects at and as of the Closing Date;

                      (iv) CBF shall have performed and complied in all material respects with all its covenants required to be complied with hereunder through the Closing;

                      (v) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge could (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right after the Effective Time of the Merger of the Surviving Bank, to own, operate, or control substantially all of the assets and operations of Community National Bank (and no such judgment, order, decree, stipulation, injunction or charge shall be in effect);

                      (vi) CBF shall have delivered to Community National Bank a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in Section 6(b)(i) through
(vii) is satisfied in all respects;

                      (vii) All actions to be taken by CBF in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Community National Bank;

                      (viii) Community National Bank shall have received the Tax Opinion in a form reasonably satisfactory to Community National Bank; and

                      (ix) CBF shall close simultaneously with the Effective Time of the Merger the acquisitions by CBF of First National Bank of Polk County and First National Bank of Osceola County.

         Community National Bank may waive any condition specified in this
Section 6(b) if it executes a writing so stating at or prior to the Closing.

                                   ARTICLE VII

                                   TERMINATION

         Section 7.1 Termination.

                  (a) Termination of Agreement. Any of the Parties may terminate this Agreement with the prior authorization of its Board of Directors (whether before or after approval of its or any other Party's shareholders) as provided below:

                      (i) The Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time of the Merger;

                      (ii) CBF may terminate this Agreement by giving written notice to Community National Bank at any time prior to the Effective Time of the Merger in the event Community National Bank is in breach, and Community National Bank may terminate this Agreement by giving written notice to CBF at any time prior to the Effective Time of the Merger in the event CBF or CINB is in breach, of any representation, warranty, or covenant contained in this Agreement in any material respect. Each Party shall have the right to cure any such breach, if such breach is capable of being cured, within 15 days after receipt of written notice of such breach or within any such longer period mutually agreed to in writing by the Parties hereto ("Cure Period"); provided, however, that in no event shall the Cure Period extend beyond December 31, 2000;

                      (iii) If a material adverse development shall have occurred affecting the Condition of CBF on a consolidated basis, Community National Bank may terminate this Agreement by giving written notice to CBF;

                      (iv) If a material adverse development shall have occurred affecting the Condition of Community National Bank, CBF may terminate this Agreement by giving written notice to Community National Bank;

                      (v) Community National Bank and CBF each may terminate this Agreement by giving written notice to the other Party at any time after (i) the Community National Bank Special Meeting in the event this Agreement or the Merger fails to receive the requisite Community National Bank shareholder approval, or (ii) the denial, and any final appeal or rehearing thereof (or if any denial by such authority is not appealed within the time limit for appeal), of any approval from a Regulatory Authority necessary to permit the Parties to consummate the Merger and the transactions contemplated by this Agreement or if any Consent shall be conditioned or restricted in the manner provided in the last sentence of Section 5(b)(i); and

                      (vi) Any Party may terminate this Agreement by giving written notice to the other Parties at any time after December 31, 2000 if the Effective Time of the Merger has not yet then occurred and such termination was approved by a two-thirds vote of such Party's full Board of Directors.

                  (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 7(a) above, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 5(k) above, and the expense provisions in 8(k) below, shall survive any such termination.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.1 Miscellaneous.

                  (a) Survival. None of the representations, warranties, and covenants of the Parties (other than the provisions in Article II above concerning issuance of CBF Shares and the provisions in Section 5(r) above concerning insurance and indemnification) shall survive the Effective Time of the Merger.

                  (b) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, that (i) the provisions in Article II above concerning issuance of CBF Shares are intended for the benefit of Community National Bank shareholders and (ii) the provisions in Section 5(r) above concerning insurance and indemnification are intended for the benefit of the individuals specified and their respective legal representatives.

                  (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof.

                  (d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

                  (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (g) Notices. All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including telex and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, delivered by facsimile transmission, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

If to CBF or CINB:                    James H. White
                                      Chairman of the Board, President and Chief
                                      Executive Officer
                                      Centerstate Banks of Florida, Inc.
                                      7722 State Road 544 East
                                      Winter Haven, Florida  33881
                                      Facsimile:  (941) 421-6663

If to Community National Bank:        James S. Stalnaker, Jr.
                                      President and Chief Executive Officer
                                      Community National Bank of Pasco County
                                      6930 Gall Boulevard
                                      Zephyrhills, FL  33541-2513
                                      Facsimile:  (813) 783-3599
and, in all cases, with copies to:    John P. Greeley, Esquire
                                      Smith, Mackinnon, Greeley, Bowdoin,
                                      Edwards, Brownlee & Marks, P.A.
                                      255 S. Orange Avenue, Suite 800
                                      Orlando, FL 32801
                                      Facsimile: (407) 843-2448

or to such other address as any Party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered (a) on the date delivered if by hand delivery; (b) on the date of transmission with confirmed answer back if by telex, facsimile or other telegraphic method; and
(c) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

                  (h) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without regard to principles of conflict of laws.

                  (i) Amendments and Waivers. To the extent permitted by law, the Parties may amend any provision of this Agreement at any time prior to the Effective Time of the Merger by a subsequent writing signed by each of the Parties upon the approval of their respective Boards of Directors; provided, however, that after approval of this Agreement by a Party's shareholders, there shall be made no amendment in the Conversion Ratio in a manner that adversely affects the economic value of the Merger to such shareholders without their further approval. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the remaining terms and provision hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the termination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provisions with a term or provisions that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

                  (k) Expenses. Each Party shall bear its own expenses in connection with the negotiation and execution of this Agreement and the implementation and effectiveness of the Merger. Notwithstanding the foregoing, if any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing Party or Parties shall be entitled to recover reasonable attorneys' fees, sales and use taxes, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that action or proceeding, in addition to any other relief to which such Party or Parties may be entitled. Attorneys' fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes and all other charges billed by the attorney to the prevailing Party.

                  (l) Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.

                  (m) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                  (n) Jurisdiction and Venue. The Parties acknowledge that a substantial portion of negotiations and anticipated performance and execution of this Agreement occurred or shall occur in Polk County, Florida, and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the Parties irrevocably and unconditionally (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement may be brought in a state or federal court of record in Polk County;
(b) consents to the jurisdiction of each such Court in any suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court paper may be effected on such Party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in said state.

                  (o) Remedies Cumulative. Except as otherwise expressly provided herein, no remedy herein conferred upon any Party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No single or partial exercise by any Party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement and have affixed their respective seals as of the date first above written, each by its President and Chief Executive Officer and attested to by its Cashier or Secretary, pursuant to a resolution of its Board of Directors, acting by a majority.

CENTERSTATE BANKS OF FLORIDA, INC.         COMMUNITY NATIONAL BANK OF
                                           PASCO COUNTY



/s/ James H. White                         /s/ James S. Stalnaker, Jr.
--------------------------------------     -------------------------------------
James H. White, Chairman of the Board      James S. Stalnaker, Jr.
President and Chief Executive Officer      President and Chief Executive Officer



Attest:                                    Attest:



/s/ George H. Carefoot                     /s/ Elizabeth J. Bowen
--------------------------------------     -------------------------------------
George H. Carefoot, Secretary              Elizabeth J. Bowen, Cashier

STATE OF FLORIDA
COUNTY OF POLK

       The foregoing instrument was acknowledged before me this 10th day of December, 1999, by James H. White and George H. Carefoot, Chairman of the Board, President and Chief Executive Officer, and Secretary, respectively, of Centerstate Banks of Florida, Inc.

                                           /s/ John P. Greeley
                                           -------------------------------------
                                           Printed Name: /s/ John P. Greeley
                                                         -----------------------
                                           Notary Public, State of Florida


Personally Known [X] or Produced Identification [ ]
Type of Identification Produced
                                ------------------------------------------------

STATE OF FLORIDA
COUNTY OF PASCO

         The foregoing instrument was acknowledged before me this 10th day of December, 1999, by James S. Stalnaker, Jr. and Elizabeth J. Bowen, President and Chief Executive Officer, and Cashier, respectively, of Community National Bank of Pasco County.

                                           /s/ John P. Greeley
                                           -------------------------------------
                                           Printed Name: /s/ John P. Greeley
                                                         -----------------------
                                           Notary Public, State of Florida


Personally Known [X] or Produced Identification [ ]
Type of Identification Produced
                                ------------------------------------------------

                                     JOINDER

         Community Interim National Bank of Pasco County hereby joins in the foregoing Agreement, undertakes that it be bound thereby and that it will duly perform all the acts and things therein referred to provided to be done by it.

         IN WITNESS WHEREOF, Community Interim National Bank of Pasco County has caused this undertaking to be made by its duly authorized officers as of this ____ day of _____________, ______.


                                         COMMUNITY INTERIM NATIONAL
                                         BANK OF PASCO COUNTY



                                         ---------------------------------------
                                         James S. Stalnaker, Jr.
                                         President and Chief Executive Officer


                                         Attest:


                                         ---------------------------------------
                                         Elizabeth J. Bowen, Cashier

STATE OF FLORIDA
COUNTY OF PASCO

         The foregoing instrument was acknowledged before me this _____ day of __________, _____, by James S. Stalnaker, Jr., and Elizabeth J. Bowen, President and Chief Executive Officer, and Cashier, respectively, of Community Interim National Bank of Pasco County.


                                           -------------------------------------
                                           Printed Name:
                                                         -----------------------
                                           Notary Public, State of Florida


Personally Known [ ] or Produced Identification [ ]
Type of Identification Produced
                                ------------------------------------------------

                                  SCHEDULE 1.4
                                       TO
                               AGREEMENT TO MERGE

             NAMES AND ADDRESSES OF DIRECTORS AND EXECUTIVE OFFICERS
                                OF SURVIVING BANK

DIRECTORS                                            EXECUTIVE OFFICERS
---------                                            ------------------

James H. Bingham                                     James S. Stalnaker, Jr.
P. O. Box 1681                                       35124 Sidesaddle Trail
Dade City, FL   33526                                Dade City, FL  33523

G. Robert Blanchard, Sr.                             Timothy A. Pierson
1414 Swan Ave., Suite 201                            36549 Laurel Oak Lane
Tampa, FL  33606                                     Dade City, FL  33525

Pavitar S. Cheema                                    Elizabeth J. Bowen
38023 Medical Center Dr.                             40037 Sunburst Drive
Zephyhills, FL  33541                                Dade City, FL   33525

Emory R. Guess                                       Linda A. Jones
103 CR 532C                                          7133 Peninsula Drive
Bushnell, FL  33513                                  New Port Richey, FL  34652

Larry  S. Hersch                                     Thomas M. Ward
P. O. Box 1046                                       6439 Huntington Drive
Dade City, FL  33526                                 Zephyrhills, FL  33541

Michael R. Langley                                   James H. White
10392 CR 561A                                        P. O. Box 188
Clermont, FL  34711                                  Haines City, FL  33845-0188

Carol Madill Lockey
3909 Northampton Way
Tampa, FL  33624

Jean M. Murphy
6941 Murphy Rd.
Zephyrhills, FL  33540

Ronald E. Oakley
P. O. Box 4170
Lake Wales, FL  33853

James S. Stalnaker, Jr.
35124 Sidesaddle Trail
Dade City, FL  33523

James H. White
P. O. Box 188
Haines City, FL  33845-0188

                                  SCHEDULE 1.6
                                       TO
                               AGREEMENT TO MERGE

                        CAPITALIZATION OF SURVIVING BANK

       The capital stock, capital surplus and retained earnings of the Surviving Bank shall be the following amounts adjusted, however, for earnings and expenses and shares issued between September 30, 1999 and the Effective Time of the
Merger:

Common Stock, $5.00 par value; 509,900
shares authorized; 486,835 shares issued and
outstanding                                               $ 2,434,175

Capital surplus                                             2,557,000

Net unrealized gains/losses on securities held
as available-for-sale                                         (35,000)

Retained earnings                                           2,878,000
                                                          -----------
     Total Shareholders' Equity                           $ 7,834,175
                                                          ===========